                                                                   EXHIBIT 2.1

                          PURCHASE AND SALE AGREEMENT


    THIS AGREEMENT dated as of the 29th day of October, 1999 is made and entered into by and between NET INFORMATION SYSTEMS, INC., a Washington corporation having an office at 5701 6/th/ Avenue South, Seattle, Washington 98108 ("Seller") and COAD SOLUTIONS, INC., a Texas corporation having an office at 3200 Wilcrest, Suite 370, Houston, Texas 77042 ("Buyer") and DESIGN AUTOMATION SYSTEMS, INC. ("DESIGN") the parent of Buyer.

    THIS AGREEMENT contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, substantially as of the assets of the Seller including but not limited to inventory, hardware, software, software licenses and agreements and other intangible assets, except the Reserved Assets (as hereinafter defined), in return for cash, the Buyer Note, restricted stock of DESIGN and the assumption of a certain liability.

    NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

                                   ARTICLE I
                     DEFINITIONS AND RULES OF CONSTRUCTION

1.1    Definitions.  For purposes of this Agreement, except as otherwise
       -----------
expressly provided or unless the context otherwise requires, the terms defined in this section have the meanings herein assigned to them and the capitalized terms defined elsewhere in this Agreement, by inclusion in quotation marks and parentheses, shall have the meanings so ascribed to them.

     1.1.1 "Agreement" means this Purchase and Sale Agreement, including the Exhibits.

     1.1.2 "Allocated Value" is the value stated on Exhibit "A" opposite each identified Asset.

     1.1.3 "Assets" means the items of property identified on Exhibit "A" attached to this Agreement, all property, rights, titles, interests, permits, licenses, and permissions appurtenant thereto or necessary to the full and unencumbered use and enjoyment thereof, copies of and all books and records in the possession or control of Seller relating thereto.

     1.1.4 "Assumed Liabilities" means all liabilities and obligation of the Seller related to the Assets, and all other liabilities and obligations of the Seller set forth in Exhibit "B", and all liabilities and obligation of the Seller under the agreements, contract, leases, licenses, and other arrangements referred to in the definition of Assets.

     1.1.5 "Business Day" means any day when commercial banks are generally open for regular business in the State of Texas.

     1.1.6  "Buyer Note" has the meaning set forth in 2.2, below.

     1.1.7 "Closing" means the closing of the transactions contemplated by this Agreement at 10:00 A.M., local time, at 2950 North Loop West, Suite 270, Houston, Texas 77092, on the Closing Date.

     1.1.8   "Closing Date" means November 29, 1999.

     1.1.9 "Code" means the United States Internal Revenue Code of 1986, as amended.

     1.1.10 "Corporate Documents" means a corporation's articles of incorporation (or charter or certificate of incorporation), by-laws, minutes, resolutions, or the equivalent documents.

     1.1.11  "Effective Date" shall mean 10:00 A.M., on the Closing Date.

     1.1.12 "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     1.1.13 "Governmental Body" means any federal, state, republic territorial, national, tribal, county, municipal, or other federal, state or local governmental authority or judicial or regulatory agency, board, body, department, bureau, inspectorate, ministry, commission, instrumentality, court, tribunal or quasi-governmental authority in any jurisdiction (domestic or foreign) having jurisdiction over any Asset of a Party to this transaction, or any of the transactions or matters contemplated by this Agreement.

     1.1.14 "Knowledge" means the actual knowledge of a Party's corporate officers and their direct reports, after reasonable inquiry.

     1.1.15 "Losses" means any and all losses, costs, expenses, liabilities, claims, demands, penalties, fines assessments, settlements, damages and any related expenses of whatever kind or nature, including, without limitation, legal accounting, consulting and investigation expenses and litigation costs, but excluding consequential damages of a Party.

     1.1.16  "Party" means either Buyer or Seller.

     1.1.17 "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization, other business entity or any Governmental Body.

     1.1.18 "Reserved Assets" shall mean those assets on Exhibit "A" which shall be reserved to Seller at the Closing.

     1.1.19 "Tax" means any and all fees (including, without limitation, documentation, license, recording, filing and registration fees), taxes (including without limitation, gross receipts, ad valorem, value added, environmental tax, turnover, sales, use, property (tangible and intangible), stamp, leasing, lease, user, leasing use, excise, franchise, transfer, fuel, excess profits, occupational, interest equalization, and other taxes), levies, imposts, duties, charges or withholdings of any nature whatsoever, imposed by any Governmental Body or taxing authority thereof, domestic or foreign, together with any and all penalties, fines, additions to Tax and interest thereon, whether or not such Tax shall be existing or hereafter adopted.

     1.1.20 "Third Person" means a Person other than a Party or an Affiliate of a Party.

     1.1.21  "DESIGN" means DESIGN AUTOMATION SYSTEMS, INC.

1.2   Rules of Construction.  For purposes of this Agreement:
      ---------------------

     1.2.1    General.  Unless the context otherwise requires
              -------

              (a) "or" is not exclusive;

              (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (c) words in the singular include the plural and words in the plural include the singular;

              (d) words in the masculine include the feminine and words in the feminine include the masculine;

              (e) any date specified for any action that is not a Business Day shall be deemed to mean the first Business Day after such date; and

              (f) a reference to a Person includes its successors and assigns.

     1.2.2    Articles and Sections.  References to Articles and Sections are,
              ---------------------
     unless otherwise specified, to Articles and Sections of this Agreement. Neither the captions to Articles or Sections hereof nor to the Table of Contents shall be deemed to be a part of this Agreement.

     1.2.3    Exhibits.  The Exhibits form a part of this Agreement and shall
              --------
     have the same force and effect as if set out in the body of this Agreement.

     1.2.4    Other Agreements.  References herein to any agreement or other
              ----------------
     instrument shall, unless the context otherwise required (or the definition thereof otherwise specifies), be deemed references to that agreement or instrument as it may from time to time be changed, amended or extended. There is no incorporation by reference unless stated.


                                  ARTICLE II
                               SALE AND PURCHASE

2.1   Basic Transaction.  On and subject to the terms and conditions of this
      -----------------
Agreement the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer substantially all of its Assets, excluding the Reserved Assets, for the consideration specified in this Article II.

2.2   Purchase Price.  The Buyer agrees to pay to the Seller at Closing the
      --------------
"Purchase Price" by delivery of (i) its promissory note (the "Buyer Note") in the form of Exhibit "B" attached hereto in the aggregate principal amount of $50,000.00 (ii) $180,000.00 in immediately available funds (iii) 350,000 restricted shares of DESIGN Common Stock (iv) the assumption of Seller's Well's Fargo debt not to exceed $220,000.00 (v) further DESIGN covenants to reserve 95,000 restricted shares of its Common Stock for future stock options for Seller's employees. The option(s) to be issued under DESIGN's existing stock option plan. The "strike price" of the option will be the asked quote of DESIGN Stock the day of closing.

     2.2.1   Precedent Obligations of Seller. The Buyer shall have no obligation
             ------------------------------
      to consummate this Agreement until:

         (a) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified in this Agreement by Seller is satisfied in all respects;

         (b) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

         (c) Buyer shall have received from Seller conveyances sufficient to transfer the Assets to Buyer free and clear of all liens or encumbrances.

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     2.2.2  Precedent Obligations of Buyer.  The Seller shall have no
            ------------------------------
     obligation to consummate this Agreement until:

          (a) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (b) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

2.3    Piggyback Registration Rights.  Seller ("Holder") is granted right to
       -----------------------------
Piggyback on a firm commitment underwriting of DESIGN securities for one (1) year as to all or part of the 350,000 shares.

     2.3.1 (1) DESIGN will (i) promptly give to the Holder written notice of any registration relating to a firm commitment public offering of DESIGN securities; and (ii) include in such registration (and related qualification under blue sky laws or other compliance, unless such expense or terms of such qualification is unreasonable in comparison to the number of securities to be registered in such jurisdiction, as determined in the sole discretion of DESIGN), and in the underwriting involved therein, all or a portion of the Securities as specified in Holder's written request or requests, herein within 30 days after the date of such written notice from DESIGN.

     (2) The right of Holder to registration shall be conditioned upon Holder's participation in such underwriting, and the including of the securities in the underwriting shall be limited to the extent provided herein. The Holder and all other holders proposing to distribute their securities through such underwriting shall (together with DESIGN and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by DESIGN. Notwithstanding any other provision of this Agreement, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit some or all of the Securities that may be included in the registration and underwriting as follows: the number of Securities that may be included in the registration and underwriting by the Holder shall be determined by multiplying the number of shares of Securities of all selling shareholders of DESIGN which the managing underwriter is willing to include in such registration and underwriting, times a fraction, the numerator of which is the number of Securities requested to be included in such registration and underwriting by the Holder, and the denominator of which is the total number of Securities which all selling shareholders of DESIGN have requested to have included in such registration and underwriting. To facilitate the allocation of shares in accordance with the above provisions, DESIGN may round the number of shares allocable to any such person to the nearest 100 shares. If the Holder disapproves of the t erms of any such underwriting it may elect to withdraw therefrom by written notice to DESIGN and the managing underwriter, delivered not less than seven days before the effective date. Any securities withdrawn from such underwriting by the Holder shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 120 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

     2.3.2    Registration Procedure.  With respect to each Registration Right,
              ----------------------
     the following provisions shall apply:

     (1) The Holder shall be obligated to furnish to DESIGN and the underwriters (if any) such information regarding the Securities and the proposed manner of distribution of the Securities as DESIGN and the underwriters (if any) may request in writing and as shall be in writing and as shall be required in connection with any registration, qualification or compliance referred to herein and shall otherwise cooperate with DESIGN and the under-writers (if any) in connection with such registration, qualification or compliance.

     (2) With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities (used herein as defined in Rule 144 under the Securities Act) to the public without registration, DESIGN agrees to use its best lawful efforts to:

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

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times during which DESIGN is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act");

          (b) File with the Commission in a timely manner all reports and other documents required of DESIGN under the Securities Act and the Exchange Act (at all times during which DESIGN is subject to such reporting requirements); and

          (c) Remove all restrictive legends and stop transfer orders applicable to any shares to be sold under Rule 144.

    (3) All expenses (except for costs of any interim audit required by underwriters, any underwriting and selling discounts and commissions and legal fees for Holder's attorneys) of any registrations permitted pursuant to this Agreement and of all other offerings by DESIGN (including, but not limited to, the expenses of any qualifications under the blue-sky or other state securities laws and compliance with governmental requirements of preparing and filing any post-effective amendments required for the lawful distribution of the Securities to the public in connection with such registration, of supplying prospectuses, offering circulars or other documents) will be paid by DESIGN.

    (4) In connection with the preparation and filing of a registration statement under the Securities Act pursuant to this Agreement, DESIGN will give the Holder, its counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of DESIGN with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

    2.3.3  (1)  Indemnification by DESIGN.  In the event of any registration of
                -------------------------
    the Securities of DESIGN under the Securities Act, DESIGN agrees to indemnify and hold harmless the Holder and each other person who participates as a underwriter in the offering of sale of such securities against any and all claims, demands, losses, costs, expenses, obligations, liabilities, joint or several, damages, recoveries and deficiencies, including interest, penalties and attorneys' fees (collectively, "Claims"), to which the Holder or underwriter may become subject under the Securities Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which Holder's Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and DESIGN will reimburse the Holders and each such underwriter for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Claim (or action or proceeding in respect thereof); provided that DESIGN shall not be liable in any such case to the extent that any such Claim (or action or proceeding in respect thereof) or expense arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance on and in conformity with written information furnished to DESIGN through an instrument duly executed by the Holders specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders or any such underwriter and shall survive the transfer of the Securities by the Holder.

    (2) Indemnification by the Holder.  DESIGN may require, as a condition to
        -----------------------------
    including the Securities in any registration statement filed pursuant to this Agreement, that DESIGN shall have received an undertaking satisfactory to it from the Holder, to indemnify and hold harmless DESIGN, each director of DESIGN, each officer of DESIGN and each other person, if any, who controls DESIGN, within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement by Holder, any preliminary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to DESIGN through an instrument duly executed by the Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Notwithstanding the foregoing, the maximum liability hereunder which the Holder shall be required to suffer shall be limited to the net proceeds to such Holder from the shares sold by such Holder in the offering. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of DESIGN or any such director, officer or controlling person and shall survive the transfer of the Securities by the Holder.

    (3) Notices of Claims, etc.  Promptly after receipt by an indemnified party
        ----------------------
    of notice of the commencement of any action or proceeding involving a Claim referred to in this Subsection C, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2.2.3 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnifying party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as a unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Claim.

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

    (4) Indemnification Payments.  Any indemnification required shall be made by
        ------------------------
    periodic payments of the amount thereof during the course of the investigation or defense as and when bills are received or expense, loss, damage or liability is incurred.


                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

3.1    Seller.   Seller represents and warrants to Buyer that:
       ------

    3.1.1   Authority.  Seller has the power and authority to enter into and
            ---------
    perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and this Agreement has been duly executed and delivered by Seller.

    3.1.2   Validity of Agreement.  This Agreement is a legal, valid and binding
            ---------------------
    obligation of Seller enforceable against Seller in accordance with the terms of this Agreement, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. The enforceability of Seller's obligations under this Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    3.1.3   Legal Proceedings.  As of the date of this Agreement, there are no
            -----------------
    pending suits, actions, arbitrations, mediations or proceedings as to which Seller has been served process or received notice before any court or Governmental Body which would adversely affect the Seller, or hinder, impede or prevent Seller from consummating the transactions contemplated by this Agreement. To Seller's knowledge, there are no pending suits, actions, arbitrations, mediations or proceedings as to which Seller has not been served process or received notice, or that are threatened before any court or Governmental Body which would adversely affect or hinder, impede or prevent Seller from consummating the transactions contemplated by this Agreement.

    3.1.4   Compliance with Applicable Laws.  To Seller's knowledge, Seller is
            -------------------------------
    in compliance in all material respects in all matters with any applicable laws, orders, rules, regulations, judgments or decrees of any Governmental Bodies relating to the Seller and the Assets, including the common or civil law, and including, but not limited to, those relating to occupational safety and health, consumer product safety, employee benefits, environmental laws, zoning laws or regulations or other applicable laws or regulations ("Laws"), except insofar as non-compliance with Laws would not materially diminish Buyer's ownership of the Seller's Assets.

    3.1.5   Title To Assets.  The Seller holds of record and owns beneficially
            ---------------
    the Assets free and clear of any restrictions on transfer including but not limited to commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of the Assets (other than this Agreement).

    3.1.6   No Consents Required.  Except as set forth in the Disclosure
            --------------------
    Schedule, hereafter defined, no preferential purchase rights, consents, approvals or other action by, or filing with any Person or Governmental Body is required in connection with the execution, delivery and performance by Seller of this Agreement, except for ministerial acts of Governmental Bodies in connection with filing instruments of transfer of title.

    3.1.7   Payments.  Except only for the Wells Fargo debt assumption and the
            --------
    other consideration stated herein, no payments of any kind are required to be made by Seller to Third Persons or an Affiliate of Seller under any contract or otherwise with respect to the Assets.

    3.1.8   Adverse Claims.  To the Knowledge of Seller, no person has asserted
            --------------
    or has threatened to assert any claim, fact, liability, interest, condition, or event that, if true and valid, would violate any representation or warranty of Seller.

3.2 Buyer.  Buyer represents and warrants to Seller that:
    -----

    3.2.1   Organization and Standing.  Buyer has been duly organized, and is
            -------------------------
    validly existing and in good standing under the laws of the State of Texas.

    3.2.2   Authority.  Buyer has the corporate power and authority to enter
            ---------
    into and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and this Agreement has been duly executed and delivered.

    3.2.3   Validity of Agreement.  This Agreement is a legal, valid and binding
            ---------------------
    obligation by Seller enforceable against Buyer in accordance with the terms of this Agreement. The enforceability of Buyer's obligations under this Agreement is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

    3.2.4   No Violation.  The execution and delivery of this Agreement and the
            ------------
    performance by Buyer of the terms of this Agreement do not conflict with or result in a violation of the Corporate Documents of Buyer or of any agreement, instrument, order, writ, judgment or decree to which Buyer is a party or is subject.

    3.2.5   Adverse Claims.  To the Knowledge of Buyer, no person has asserted
            --------------
    or has threatened to assert any claim, fact, liability, interest, condition, or event that, if true and valid, would violate any representation or warranty of Buyer.

    3.2.6   Compliance with Applicable Laws.  Buyer and DESIGN each  are in
            -------------------------------
    compliance in all material respects with any applicable Laws, orders, rules, regulations, judgments or decrees of any Governmental Bodies relating to the Buyer or DESIGN including all Laws.

    3.2.7   No Consents Required.  No consents, approvals or other action by, or
            --------------------
    filing with, any Person or Governmental Body is required in connection with the execution, delivery and performance by Buyer of this Agreement.

    3.2.8   Shares Fully Paid. The Shares of DESIGN which are part of the
            -----------------
    Purchase Price are fully paid and non accessible and no personal liability will attach thereto.

    3.2.9   DESIGN's Organization, Standing and Authority.  DESIGN has been duly
            ---------------------------------------------
    organized and is validly existing and in good standing under the laws of the State of Texas. DESIGN has the corporate power and authority to enter into and perform its obligations contained in this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by DESIGN of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and this Agreement has been duly executed and delivered by DESIGN.

    3.2.10  DESIGN's Public Filings.  Buyer has delivered to Seller a copy of
            -----------------------
    DESIGN's most recent 10K and 8K or has referenced to Internet location which contain DESIGN's consolidated balance sheet for the fiscal years or periods ending December 31, 1998 and October 13, 1999 respectively ("said 10K and 8K are together referred to as "DESIGN's Public Filings" and said balance sheets are together referred to as "DESIGN's Balance Sheets"). DESIGN's Balance Sheets (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the consolidated financial condition of DESIGN and its subsidiaries at the end of the respective periods; provided, however, that such Balance Sheets are subject to normal year end adjustments which will not be materially individually or in the aggregate, adversely change the financial condition or operations of DESIGN and it subsidiaries. DESIGN's Public Filings are true and correct in all material respects.

    3.2.11  Disclosure.  The representations and warranties in this Section 3.2
            ----------
    do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statement and information contained in this Section 3.2 is not misleading.

    3.2.12  Brokers Fees.  Neither DESIGN or Buyer has made any arrangement
            ------------
    that would cause Seller to have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

3.3  Representations and Warranties Concerning Seller.  The Seller represents
     ------------------------------------------------
and warrants to the Buyer that the statements contained in this section 3.3 are correct and complete as of the date of this Agreement.

    3.3.1   Organization, Qualification, and Corporate Power.  Seller is a
            ------------------------------------------------
    corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Seller has full corporate power and authority to own and use the properties owned and used by it. The Seller has delivered to the Buyer correct and complete copies of all corporate documents. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Seller is correct and complete. Seller is not in default under or in violation of any provision of the corporate documents.

    3.3.2   Noncontravention.  Neither the execution and the deliver of this
            ----------------
    Agreement, nor the consummation of the transactions contemplated hereby, will to Seller's knowledge (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the Corporate Documents of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets). Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

    3.3.3   Financial Statements.  Attached hereto as Exhibit "C" are the
            --------------------
    following financial statements (collectively the  "Financial Statements"):
    (i) unaudited consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ending 12/31/98 (the "Most Recent Fiscal Year End") and the nine (9) month period ending 9/30/99 of the Seller. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Seller and the operations of Seller are correct and complete in all material respects, and are consistent with the books and records of the Seller (which books and records are correct and complete);

    provided, however, that the Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items).

    3.3.4   Undisclosed Liabilities.  Except as may be set forth on the
            -----------------------
    Disclosure Schedule, Exhibit "D" attached hereto and incorporated herein by reference(the "Disclosure Schedule"). Seller has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any liability), except for (i) liabilities set forth on the face of the 9/30/99 Balance Sheet (rather than in any notes thereto) and (ii) liabilities which have arisen after 9/30/99 in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringe-ment, or violation of law).

        (a) Tax Matters.
            -----------

            (i) Seller has filed all tax returns that it was required to file. To Seller's Knowledge, all such tax returns were correct and complete in all respects. All Taxes owed by Seller (whether or not shown on any Tax Return) have been paid. Seller is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Seller does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the Assets or any of the Seller that arose in connection with any failure (or alleged failure) to pay any tax.

            (ii) To Seller's knowledge Seller has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

        (b) Title to Assets.  Seller has good and marketable title to, or a
            ---------------
        valid leasehold interest in, the Assets.

     3.3.5  Intellectual Property.
            ---------------------

        (a) To Seller's knowledge, Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and directors and officers (and employees with responsibility for Intellectual Property matters) of Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

     3.3.6  Contracts.  The Disclosure Schedule (Exhibit "D") lists each of
            ---------
     the material contracts and other agreements included in the Assets.

     3.3.7 The Seller has delivered to Buyer a correct and complete copy of each written agreement listed in Exhibit "D" in the Disclosure Schedule furnished Buyer and a written summary setting forth the terms and conditions of any oral agreement. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) To Seller's Knowledge, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and
     (D) To Seller's Knowledge, no party has repudiated any provision of the agreement.

     3.3.8 Insurance. The Disclosure Schedule (Exhibit "D") furnished Buyer sets
           ---------
     forth the material information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Seller is a party, a named insured, or otherwise the beneficiary of coverage.

    3.3.9   Disclosure.  The representations and warranties contained in this
            ----------
    Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

                                   ARTICLE IV
                                   COVENANTS

4.1    Seller's Covenants.  Seller covenants with Buyer as follows:
       ------------------

    4.1.1   Access.  Except as set forth in Articles V and VI, from the date
            ------
    hereof to the Closing Date, Seller shall afford and shall cause to be afforded to Buyer and Buyer's representatives full and reasonable access during normal business hours to all books and records in the possession or control of Seller regarding the Assets.

    4.1.2   Exclusive Dealing.  From and after the date of this Agreement until
            -----------------
    Closing, except as otherwise consented to by Buyer in writing, and except for the termination of dealings with other parties with whom Seller had previously communicated regarding the purchase of the Assets, Seller shall not either directly or indirectly through a representative:

            (a) provide information to any Person or representative of such Person, which would assist such Person in evaluating the prospects of purchasing the Assets;

            (b) initiate, encourage, solicit, analyze or respond to any inquiries, offers, proposals, bids, or other investi-gations by any Person to acquire all or any of the Assets of Seller.

            (c) enter into or agree to enter into any transaction, the result of which would interfere, hinder, delay or materially change the effect of the transaction contem-plated by this Agreement; or

            (d) negotiate with any Person with respect to any such transaction.

       4.1.3   Conduct of Business.
               -------------------

               (a) Prior to Closing Seller shall use its best efforts to:

                     (i) maintain, repair and operate its business in accordance with standard practices and the practices historically employed with respect to the business of Seller and comply in all material respects with all applicable Laws and perform in all material respects the obligations under the Contracts;

                     (ii) promptly notify Buyer of any loss, damage, or injury which occurs prior to the Closing to, relating to, or wholly or partly caused by, any of the Assets.

               (b)   Without the written consent, Seller shall not:

                     (i) incur obligations with respect to, or undertake any transactions relating to the Assets, other than transactions (1) in the normal, usual and customary manner,
                     (2) of a nature and in an amount consistent with prior practice, (3) in the ordinary course of Seller's business.

                     (ii) enter into any new material agreements or commitments with respect to the Assets;

                     (iii) abandon or scrap any part of the Assets; or

                     (iv) sell, lease, rent, encumber, hypothecate, sell or otherwise dispose of any part of, or interest in, any of the Assets.

4.2    Covenants of Seller and Buyer.  Seller and Buyer covenant to each other
       -----------------------------
as follows:

       4.2.1   Compliance with Conditions Precedent. Each Party shall use its
               ------------------------------------
       best efforts to cause the conditions precedent set forth in Article VII, applicable to such Party, to be fulfilled and satisfied as soon as practicable but in any event prior to Closing.

       4.2.2   Preparation of Closing Documents.  With respect to Closing
               --------------------------------
       Documents:

                (a) Seller shall commence the preparation of all forms of assignments, bills of sale, transfers of title certificates, and other conveyances and transfers pursuant to this Agreement excluding the Reserved Assets (the "Conveyances") along with all applicable exhibits to those documents, and shall begin delivering draft forms to Buyer reasonably promptly so that Buyer can review and agree to such documents between the time of execution of this Agreement and Closing.

                (b) Each Party shall deliver proposed forms of all other documents to be delivered at Closing pursuant to this Agreement for which such Party is responsible no later than prior to Closing.

       4.2.3 Filing. Buyer shall be solely responsible for filing, recording, or
             ------
       otherwise dealing with the Conveyances. All governmental office recording, filing fees and transfer taxes, if any shall be paid by Buyer and where paid by Seller, reimbursed by Buyer promptly after receipt of an invoice.

       4.2.4 Press Release. Prior to Closing neither Party shall make any press
             -------------
       release or other announcement in connection with this Agreement without the approval of the other Party. Following consultation and good faith attempt to make reasonable accommodations, Buyer may make any announcement or press release that it believes is either required by applicable Law or the rules of any stock exchange, or is advisable in connection with such Party's obligation to provide public disclosure regarding its activities. This provision shall not apply to any filing with any Governmental Body or stock exchange required by law, rule or regulation.

       4.2.5   Brokers.  The Parties represent to each other that no broker,
               -------
       finder, financial advisor, investment banker, or similar person has been retained by a Party in connection with this Agreement or the Assets.

       4.2.6   Risk of Loss.  The risk of casualty loss relating to any of the
               ------------
       Assets of Seller shall pass from Seller to Buyer as of the date of this Agreement. If, prior to the Closing Date, all or any material portion of an Asset is destroyed by fire or other casualty, is taken in condemnation or under the right of eminent domain or proceedings for such purposes are pending or threatened, Buyer shall purchase such portion of the Assets, notwithstanding any such destruction taking or pending or threatened taking. Seller shall pay to Buyer (as an adjustment to the Purchase Price) all sums paid to Seller by Third Persons by reason of the destruction or taking of such portion of the Assets to be assigned to Buyer, and shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any unpaid awards or other payments from Third Persons arising out of the destruction, taking or pending or threatened taking as to such interest. Seller shall not voluntarily compromise, settle or adjust any material amounts payable by reason of any material destruction, taking or pending or threatened taking as to any Asset without first obtaining the written consent of Buyer, which shall not be unreasonably withheld.

    4.2.7   Post-Closing Access.  Except as otherwise expressly provided herein,
            -------------------
    from and after the Closing Date, Buyer and Seller shall reasonably cooperate and afford each other or cause to be afforded to their respective officers, employees, accountants and other representatives access, upon reasonable notice, during normal business hours with respect to the facility to which access has been requested, to review and copy the books, documents, databases, or other records relating to the Assets (which books, documents, databases, records, or employees files or other information the Parties shall cooperate and assist one another in identifying and locating), interview, depose or seek testimony of employees, provide assistance in proceedings with employees as witnesses or advisors, investigate the physical premises, take photographs or videotapes, identify employees and contractors with knowledge of any matter which is the subject of a claim for which a Party has responsibility and make such employees available to such Party and provide reasonable office space to do any of the foregoing in connection with any matter affecting or alleged to affect the Party requesting such access.

    4.2.8  Required Consents.  If Seller shall fail to obtain any Consent,
           -----------------
    Seller's failure shall be handled as follows:

                (a) Buyer shall have the right to exclude the affected Assets from this transaction, and the Purchase Price shall be adjusted downward by the Allocated Value of the Asset.

                (b) If Seller and Buyer agree that a Consent may be obtained after Closing, title to the affected Asset shall be held by Seller for the benefit of Buyer after Closing and Seller shall provide Buyer with the possession, use, enjoyment, and economic benefits thereof until the earlier of when such Consent is received or 90 days following Closing. The Purchase Price shall be adjusted downward at Closing by the Allocated Value of the affected Asset. If Seller obtains the Consent on or before 90 days following Closing, then Seller shall deliver Conveyances of the affected Assets to Buyer, and Buyer shall promptly pay to Seller the Allocated Value of the affected Asset conveyed. If the Consent is not obtained or is affirmatively refused on or before 90 days following Closing, then Buyer shall not pay to Seller any amount for the affected Assets, Buyer shall return the possession of the affected Asset to Seller, and Buyer shall have no further right to the possession, use, enjoyment, or operation of the affected Asset. Buyer shall, however, have the right to complete any operation begun with the affected Asset (or scheduled to begin within 120 days after Closing), and shall pay to Seller the reasonable local marketprice rental value of the affected Asset (but not more than five percent of the Allocated Value of the affected Asset) for the period of actual use and operation of the affected Asset in active operations.

      4.2.9      Employment Agreements.
                 ---------------------

                (a) At the Closing, Mr. Mark D. Slosberg ("Slosberg") and COAD will enter into a mutually acceptable written employment agreement which shall include the following terms:

                .   Title of Vice President of COAD

                . Annual salary of $120,000.00, and up to $60,000.00 incentive bonuses ($15,000.00 quarterly) for attainment of MBO objectives.

                . Annualized stock options of DESIGN's shares through defined MBO's, defined and reviewed semi-annually.

                . Stock options for 45,000 shares of DESIGN Common Stock pursuant to DESIGN's Stock Option Plan.

                (b) COAD will use all reasonable efforts to negotiate mutually acceptable written employment agreements for Seller's other key employees providing for:

                .   Salary comparable to that while employed by Seller.

                . Benefits, bonuses, MBO's and other performance based compensation.

                . Stock options for an aggregate of 50,000 shares of DESIGN Common Stock pursuant to DESIGN's Stock Option Plan which shall be allocated to Seller's employees as determined by Slosberg.

    4.2.10  Further Assurances. Buyer and Seller shall, from time to time at the
            ------------------
    request of the other, and without further consideration, execute and deliver such other instruments of sale, transfer conveyance, assignment, clarification and termination and take such other action as the Party making the request may require to effect the intentions of the Parties, including those required to sell, transfer, convey and assign to, and vest in Buyer, and to place Buyer in possession of the Assets, and to give Buyer full and unencumbered rights of ownership, operation, use, possession, and enjoyment of the Assets. Seller intends to convey the Assets at Closing; however, in the event it is determined after Closing that any part of the Assets was not in fact conveyed to Buyer, and that the title to any part of the Assets remains in the name of Seller or an affiliate of Seller, then each Party shall take all such action necessary to correctly convey that part of the Assets to Buyer.

    4.2.11  Files Transfer. Seller shall deliver to Buyer the originals of all
            --------------
    the files and records relating to the Assets. Seller shall have the right to make copies of all originals. For seven years after Closing, Seller shall have the right, during regular business hours, and at its expense, to inspect and copy the files and records relating to the Assets. The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of copies of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Assets.

    4.2.12   Post-Closing Covenants.  The parties agree as follows with respect
             ----------------------
    to the period following the Closing:

                (a) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expenses of the requesting Party (unless the requesting Party is entitled to indemnification thereof under Article VI below).

4.3 DESIGN's Covenants
    ------------------

    4.3.1   Guarantee of Performance.  By executing this Agreement, DESIGN
            ------------------------
    agrees to guarantee and serve as surety for the performance by Buyer of all of its obligations set forth in this Agreement and shall be jointly and severally liable with Buyer with respect to the indemnification provisions set forth in Section 6.2 and the performance by Buyer of its covenant set forth in Section 4.3.2.

    4.3.2   Assumption of Wells Fargo Obligation. Buyer and DESIGN shall assume
            ------------------------------------
    and pay the debt of Seller to Wells Fargo in an amount not to exceed $220,000.00 ("Wells Fargo Debt") and upon such assumption, Buyer shall cause seller and any guarantor of the Wells Fargo Debt to be released from liability therefore.

    4.3.3   Stock Options.  DESIGN covenants and agrees to issue stock options
            -------------
    pursuant to DESIGN's Stock Option Plan for an aggregate of 95,000 shares of DESIGN's Common Stock to Seller's employees as provided in clauses (2)(a) and (b) of 4.2.9.


                                   ARTICLE V
                                     TAXES

5.1 Payment and Apportionment of Ad Valorem Property Taxes.  All ad valorem
    ------------------------------------------------------
taxes, real property taxes and personal property taxes, and all similar taxes based on value or ownership ("Ad Valorem Taxes") assessed for the year in which the Effective Date occurs shall be apportioned as of the Effective Date between Seller and Buyer. Seller shall be liable for the portion of such Ad Valorem Taxes based upon the number of days in the year occurring prior to the Effective Date, and Buyer shall be liable for the portion of such Taxes based upon the number of days in the year occurring on and after the Effective Date. For any year in which an apportionment is required, Buyer shall file all required post-Closing reports and returns incident to these Taxes and shall remit to the appropriate taxing authorities all related Taxes assessed for the year in which the Effective Date occurs. Seller shall pay to Buyer, at the time of Buyer's remittance, Seller's share of such Taxes.

5.2 Other Taxes.  All other Taxes relating to the Assets prior to the
    -----------
Effective Date shall be allocated to Seller, and all such Taxes relating to the Assets on or after the Effective Date shall be apportioned to Buyer. As to Taxes for which a single periodic report or return is to be filed for the period including the Closing Date, Buyer shall file any reports or returns not filed as of the Closing, and shall remit to the proper taxing authorities any such Taxes allocated to Seller, but not paid as of the Closing. Seller shall pay Seller's share of such Taxes as the time Buyer remits Taxes.

5.3 Sales Taxes. The Purchase Price does not include any sales Taxes or other
    -----------
transfer Taxes imposed in connection with the sale of the Assets. Buyer shall pay any sales or excise Tax or other transfer Tax, as well as any applicable conveyance, transfer and recording fee, and real estate transfer stamps or Taxes imposed on the transfer of the Assets pursuant to this Agreement. If Buyer is of the opinion that it is exempt from the payment of any such sales Tax or other transfer Tax, Buyer shall furnish to Seller the appropriate tax exemption certificate and shall indemnify Seller against any liability for such taxes.


5.4 Tax Proceedings.  If Buyer receives notice of any examination, claim,
    ---------------
adjustment or other proceeding relating to the liability for Taxes of or with respect to Seller for any period Seller is or may be liable under this Agreement, Buyer shall notify Seller in writing within 20 days of receiving notice thereof. As to any such Taxes for which Seller is or may be liable under this Agreement, Seller shall at Seller's expense control or settle the contest of such examination, claim, adjustment or other proceeding, and shall indemnify Buyer against all Losses in connection therewith. The

Parties shall cooperate with each other in the negotiation and settlement of any proceeding described in this Section 5.4. Buyer shall provide, or cause to be provided, to Seller necessary authorizations, including powers of attorney, to control any proceeding which Seller is entitled to control pursuant to this
Section 5.4.


5.5 Purchase Price Allocation. The allocation of Purchase Price provided for
    -------------------------
in this Agreement is intended to comply with the allocation method required by
Section 1060 of the Code. Buyer and Seller shall cooperate to comply with all substantive and procedural requirements of Section 1060 and regulations thereunder, including without limitation the filing by Buyer and Seller of an IRS Form 8594 with their respective federal income tax returns for the taxable year in which the Closing occurs. Buyer and Seller agree that each of them will not take for income tax purposes, any position inconsistent with the allocation of Purchase Price prescribed in this Agreement.


5.6 Foreign Taxes.  The allocation of Purchase Price provided for in this
    -------------
Agreement, and all other provisions of this Agreement relating to Taxes, shall be applied and used in a consistent manner for purposes of returns, filings, and reports required by foreign Governmental Bodies.

                                   ARTICLE VI
                                   INDEMNITY

6.1 Indemnification by Seller.  If the Closing shall occur, Seller and Mark
    -------------------------
Slosberg shall indemnify, defend and hold harmless Buyer from and against all Losses based upon, arising out of, in connection with, or relating to:

    6.1.1 any material breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement;

    6.1.2 any matter arising in connection with the ownership, possession, use, enjoyment, or operation of the Assets prior to the Effective Date.

    6.1.3 any claim of any Third Party to any right to ownership, possession, use, enjoyment, or operation of the Assets arising prior to the Effective Date;

    6.1.4 any matter relating to Seller's Employees and relating to periods prior to the Effective Date; and

    6.1.5 all actions, proceedings, claims, litigation, arbitration, mediation or other dispute resolution procedure pending as of the Effective Date relating or affecting the Assets.

6.2    Indemnification by Buyer.  If the Closing shall occur, Buyer and DESIGN,
       ------------------------
jointly and severally shall indemnify, defend and hold harmless Seller from and against all Losses based upon, arising out of, in connection with, or relating to:

    6.2.1 any breach of any representation, warranty, covenant or agreement of Buyer or DESIGN contained in this Agreement;

    6.2.2 if the Closing occurs, any matter arising in connection with the ownership, possession, use, enjoyment, or operation of the Assets on or after the Effective Date;

    6.2.3    Buyer's inspection of the Assets; and

    6.2.4 any matter relating to Seller's Employees and relating to periods after the Effective Date.

6.3    Method of Asserting Claims.  All claims for indemnification under this
       --------------------------
Agreement shall be asserted and resolved as follows:

    6.3.1    Third Person Claims.  If any claim for which a Party providing
             -------------------
    indemnification (the "Indemnifying Party") would be liable to a Party or any of its officers, directors, employees, agents or representatives entitled to indemnification hereunder (the "Indemnified Party") is asserted against or sought to be collected by a Third Person, the Indemnified Party shall promptly notify the Indemnifying Party of such claim, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim) (the "Claim Notice"). The Indemnifying Party shall have 30 days from its receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party.

                (a) whether or not it disputes its liability to the Indemnified Party hereunder with respect to such claim, and

                (b) if it does not dispute such liability, whether or not it desires, at its sole cost and expense, to defend the Indemnified Party against such claim; provided, however, that the Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading, submission or document which it shall deem necessary or appropriate to protect its interests, If the Indemnifying Party notifies the Indemnified Party within the Notice Period that it does not dispute such liability and desires to defend against such claim or demand, them, except as hereinafter provided, the Indemnifying Party shall have the right to defend such claim or demand by appropriate proceedings, which proceedings shall be promptly settled or prosecuted to a final conclusion, in such a manner as to avoid any risk of the Indemnified Party becoming subject to liability. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its own cost and expense. If the Indemnifying Party disputes its liability with respect to such claim, or elects not to defend against such claim, whether by not giving timely notice as provided above or otherwise, the Indemnified Party shall have the right but not the obligation to defend against such claim, and the amount of any such claim, or if the same be contested by the Indemnifying Party or by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful, shall be conclusively deemed to be a liability of the Indemnifying Party hereunder (subject, if it has timely disputed liability, to a determination in accordance with this Agreement that the disputed liability is covered by this Article).

                (c) Other Claims.  In the event that the Indemnified Party shall
                    ------------
                have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a Third Person, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

6.4    Payment.  Payments in regard to Third Person claims under this Agreement
       -------
shall be made as follows:

    6.4.1   Payment of Undisputed Amount.  If the Indemnifying Party is
            ----------------------------
    required to make any payment, the Indemnifying Party shall promptly pay the Indemnified Party the amount so deter-mined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person or other entity with respect to the subject matter of such claim.

    6.4.2   Interest.  If all or part of any indemnification obligation under
            --------
    this Agreement is disputed or is otherwise not paid when due, then upon resolution of the claim the Indemnifying Party shall pay on demand to the Indemnified Party interest at the rate of 8% on that part of the obligation for each day from the date the amount became due until payment in full.

    6.4.3   Disputed Claims.  If the Indemnifying Party shall notify the
            ---------------
    Indemnified Party during the Notice Period that it disputes any claim for indemnification (the "Disputed Claim"), the Disputed Claim shall be subject to the dispute resolution procedures provided in this Agreement.

    6.4.4   Limitations.  Notwithstanding the provisions of Section 6.1 and 6.2,
            -----------
    indemnity for Loss shall be limited as follows:

            No indemnity shall be made for Losses unless a Claim Notice with respect thereto shall have been made in writing which (i) satisfies the requirements of Section 6.3 and (ii) is received by the Indemnifying Party prior to the second anniversary of the Closing Date.

            Seller shall have no liability to reimburse Buyer for Losses until the aggregate of the Losses exceed $50,000.00. Moreover Seller shall have no liability to reimburse Buyer for Losses which aggregate more than the Purchase Price.

            If Seller is obligated to reimburse Buyer for Losses, Seller has the option of satisfying such Losses by cash payments or by assigning to Buyer an appropriate number of shares of DESIGN's Common Stock. The appropriate number of such shares shall be determined by dividing the Amount of the Losses by the average closing price of the DESIGN Common Stock on the stock exchange on which the DESIGN Common Stock is then traded for the fifteen (15) day period which ends on the fifth (5/th/) business day preceding the date of payment.


                                  ARTICLE VII
                              CONDITIONS PRECEDENT

7.1    Conditions Precedent of Buyer.  The obligations of Buyer to consummate
       -----------------------------
the transactions contemplated by this Agreement are subject to the following conditions:

    7.1.1    Representations and Warranties True at Closing.  The
             ----------------------------------------------
    representations and warranties of Seller contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof, or in connection with the transaction contemplated hereby, were true and complete in all material respects when made, and shall be true and complete in all material respects on and as of the Closing Date as though such representations and warranties were made at and as of such date except as otherwise expressly provided herein.

    7.1.2    Compliance with Agreement.  On and as of the Closing Date, Seller
             -------------------------
    shall have performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed and complied with prior to or on the Closing Date.

    7.1.3    Certified Resolutions and Officers' Certificate.  Seller shall have
             -----------------------------------------------
    delivered to Buyer

                (a) a certificate dated the Closing Date signed by the Secretary of Seller with respect to the action of Seller's Board of Directors authorizing the transactions contemplated by this Agreement as required by the Seller's Corporate Documents;

                (b) a certificate dated the Closing Date and signed by the President of Buyer certifying in such detail as Seller may reasonably request to the fulfillment of the conditions specified in Sections 7.1.1 and 7.1.2.

    7.1.4        Approval of Proceedings. All actions, proceedings, instruments
                 -----------------------
    and documents required of Seller to carry out this Agreement or incidental thereto, and all other related legal matters shall have been approved by Ronald B. Pruitt, as counsel for Buyer, which approval shall not be unreasonably withheld.

    7.1.5        Conveyance. Seller shall execute, acknowledge and deliver to
                 ----------
    Buyer the Conveyances and such other documents as may be necessary to carry out the purpose of this Agreement. Seller shall execute and deliver to Buyer the Conveyances for the Assets.

    7.1.6        Consents. Seller shall have obtained, and shall deliver to
                 --------
    Buyer, originals of all Consents.

    7.1.7        No Material Adverse Change.  There shall not have occurred with
                 --------------------------
    respect to any of the Assets any material adverse change in the condition or value thereof other than changes in the ordinary course of business or changes resulting from events or circumstances that affect Seller's industry generally.

    7.1.8        Due Diligence. Buyer shall be satisfied, in its sole and
                 -------------
    absolute discretion, with the condition, location, ownership, encumbrance, title, and existence of the Assets, with the Consents (whether or not obtained) necessary to obtain the full and unencumbered ownership, operation, possession, use, and enjoyment of the Assets, and with the conditions, restraints, restrictions, and cost of its intended use of the Assets.

7.2  Conditions Precedent of Seller.  The obligations of Seller to consummate
     ------------------------------
the transactions contemplated by this Agreement are subject to the following conditions:

    7.2.1        Representations and Warranties True at Closing. The
                 ----------------------------------------------
    representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, were true and complete when made, in all material respect and shall be true and complete in all material respect on and as of the Closing Date as though such representations and warranties were made at and as of such date except as otherwise expressly provided herein.

    7.2.2        Compliance with Agreement. On and as of the Closing Date, Buyer
                 -------------------------
    shall have performed and complied with all agreements, covenants, and conditions required in all material respect by this Agreement to be performed and complied with prior to or on the Closing Date.

    7.2.3        Certified Resolutions and Officers' Certificate. Buyer shall
                 -----------------------------------------------
    have delivered to Seller

               (a) a certificate dated the Closing Date signed by the Secretary of Buyer with respect to the action of Buyer's Board of Directors authorizing the transactions contemplated by this Agreement in accordance with Buyer's Corporate Documents, and

               (b) a certificate dated the Closing Date and signed by the President of Buyer certifying in such detail as Seller may reasonably request to the fulfillment of the conditions specified in Sections 7.2.1 and 7.2.2.

    7.2.4        Approval of Proceedings. All actions, proceedings, instruments
                 -----------------------
    and documents required for Buyer to carry out this Agreement or incidental thereto, and all other related legal matters shall have been approved by Philip M. Shiekman, as counsel for Seller, which approval shall not be unreasonably withheld.

    7.2.5        Injunction.  On the Closing Date, there shall be no injunction,
                 ----------
    writ, or preliminary restraining order or any order of any nature issued by a court or other Governmental Body of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided or imposing any conditions on the consummation of the transactions contemplated hereby and no material proceeding or lawsuit shall have been commenced or threatened by any Governmental Body or other Person with respect to any of the transactions contemplated by this Agreement.

    7.2.6        Conveyance. Buyer shall execute, acknowledge and deliver to
                 ----------
    Seller the Purchase Price and all such documents as may be necessary to carry out the purposes of this Agreement, including the Employment Agreement and stock options.

                                  ARTICLE VIII
                                 MISCELLANEOUS

 8.1   Notices.  All notices, consents, requests, demands, and other
       -------
communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if

     8.1.1    delivered by hand,

     8.1.2 delivered by a recognized overnight commercial courier (receipt requested), or

     8.1.3 sent by telecopier or facsimile (with receipt confirmed), provided that a copy is promptly thereafter mailed in the United States by first-class postage prepaid mail, to the Party as follows (or to such other address as any Party shall have last designated by 15 days' notice to the other Parties).

     IF TO SELLER:
     ------------

          NET INFORMATION SYSTEMS, INC.
          % PHILIP M. SHIEKMAN
          2000 Market Street, 10/th/ Floor
          Philadelphia, PA 19103-3291
          Telecopier: 215-299-2150

          NET INFORMATION SYSTEMS, INC.
          MARK SLOSBERG
          5701 6/TH/ Avenue South
          Seattle, WA 98108
          Telecopier: 206-956-2421

     IF TO BUYER:
     -----------

          COAD SOLUTIONS, INC.
          % RONALD B. PRUITT
          2950 North Loop West, Suite 270
          Houston, TX 77092
          Telecopier: 713-957-3155

          COAD SOLUTIONS, INC.
          JEFF SEXTON
          34 Autumn Oaks Drive

          Austin, TX 78738
          Telecopier: 512-261-3349

          DESIGN AUTOMATION SYSTEMS, INC.
          CHARLES LEAVER
          3200 Wilcrest, Suite 370
          Houston, TX 77042
          Telecopier: 713-784-2486

A notice shall also be deemed given if an original, photocopy or facsimile is actually received by the Persons designated to receive notice, regardless of the manner of transmission.

8.2    Governing Law.  This Agreement shall be governed by and construed and
       -------------
enforced in accordance with the laws of the State of Texas, except those laws regarding conflicts of law and except to the extent mandatorily governed by the laws of the state or country in which the Assets are located.

8.3    Assignment.  This Agreement and the rights and obligations created
       ----------
hereunder shall not be assigned prior to Closing by either Party. Subsequent to Closing Buyer may assign its obligations hereunder to an affiliate of DESIGN provided Buyer and DESIGN remains primarily liable for the performance of Buyer's obligations hereunder.

8.4    Counterparts.  This Agreement may be executed in any number of
       ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.5    Invalidity.  If any of the provisions of this Agreement including the
       ----------
Exhibits is held invalid or unenforceable, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other provision of this Agreement. In the event any provision is held invalid or unenforceable, the Parties shall attempt to agree on a valid or enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the tenor of this Agreement and, on so agreeing, shall incorporate such substitute provision in this Agreement.

8.6    Entire Agreement and Construction.  This Agreement contains the entire
       ---------------------------------
agreement between the Parties with respect to the transactions contemplated hereby and all prior understandings and agreements shall merge herein. There are no additional terms, whether consistent or inconsistent, oral or written, which are intended to be part of the Parties' understandings which have not been incorporated into this Agreement and the Exhibits and Annex which have been incorporated herein by reference. The Parties agree that they have jointly participated in the drafting and preparation of this Agreement and that the language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the Parties hereto.

8.7    Expenses.  Except as otherwise expressly provided herein, each party
       --------
shall bear its fees, costs and expenses in connection with the transactions contemplated herein, including, without limitation, all legal and accounting fees and disbursements and fees and expenses of other advisors retained by such Party. Buyer will pay Seller an amount not to exceed $35,000 to reimburse Seller for its expenses.

8.8    Waivers and Amendments.  All amendments and other modifications hereof
       ----------------------
shall be in writing and signed by each of the Parties. Either Party may by written instrument

       8.8.1 waive any inaccuracies in any of the representations or warranties made to it by any other Party contained in this Agreement or in any instruments and documents delivered to it pursuant to this Agreement;

       8.8.2 waive compliance or performance by the other Party with or of any of the covenants or agreements made to it by the other Party contained in this Agreement; or

       8.8.3  waive any of its conditions precedent to Closing;

       The delay or failure on the part of a Party hereto to insist, in any one instance or more, upon strict performance of any of the terms or conditions of this Agreement, or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such terms, conditions, rights or privileges but the same shall continue and remain in full force and effect. All rights and remedies are cumulative. The waive of a condition to Closing by a Party regarding a warranty, representation or covenant shall not constitute a waiver or a breach of such warranty; representation or covenant; provided, however, that the Parties shall attempt in good faith to agree prior to closing upon the resolution of a breach of a representation or warranty that arises after the date of this Agreement which could result in liability to the breaching Party and of which the other Party has actual Knowledge, and if the Parties cannot agree upon a resolution, the breach shall be deemed waived if the Closing occurs.

 8.9    Confidentiality.  The terms and conditions of this Agreement, its
        ---------------
 existence and the identities of the parties are confidential and may not be disclosed to anyone outside of Buyer and its representatives or Seller and its representatives. Any confidential information obtained by either party may not be used by Buyer or Seller for any purpose other than the negotiation of the proposed transaction. Buyer and Seller hereby confirm and agree that any confidential information will remain the property of the party providing same. Buyer and Seller agree to return any such confidential information upon written request. Moreover, Buyer and Seller are parties to a Confidential Disclosure Agreement, dated June 23, 1999, which is incorporated herein by reference and Buyer and Seller agreed to be bound thereby.

 8.10  Survival of Warranties, Representations and Covenants. All
       -----------------------------------------------------
 representations and warranties contained in this Agreement shall survive the Closing and continue with respect to claims made on or before two years following the Closing Date. The covenants, indemnities and agreements contained in this Agreement which are to be performed after the Closing Date shall survive the Closing and continue in accordance with their respective terms.

 8.11  Section Headings.  The section headings in this Agreement are for
       ----------------
 convenience of reference only and shall not be deemed to alter or affect the interpretation of any provision thereof.

 8.12  Termination.  This Agreement may be terminated
       -----------

    8.12.1 by mutual written consent of the Parties at any time prior to the Closing;

    8.12.2 by either Party by notice to the other Party given on or before the Closing Date, if either Party shall discover any material fact or condition existing on the date of such variance with any of the representations and warranties of the other Party contained in this Agreement; or

    8.12.3 by Buyer by notice to Seller given on or before the Closing Date, if Buyer is not satisfied, in its sole and absolute discretion, with the condition, location, ownership, encumbrance, title or existence of the Assets, with the Consents (whether or not obtained) necessary to obtain the full and unencumbered ownership, operation, possession, use, and enjoyment of the Assets, with Taxes upon the Assets, or with the conditions, restraints, restrictions, or cost of its intended use of the Assets;

    8.12.4 by Seller by notice to Buyer given on or before the Closing Date, if Seller is not satisfied, in its sole and absolute discretion, with the condition, financial or otherwise of DESIGN.

    8.12.5 by Seller or Buyer if the Closing shall not have occurred on or before November 30, 1999, other than through the fault of the terminating Party.

    Upon any termination the Parties shall have no further obligations under this Agreement, except that the provisions of Section 8.1 through 8.8, 8.10, and 8.12 shall remain in full force and effect.

 8.13    Dispute Resolution.  Except as expressly provided to the contrary in
         ------------------
this Agreement, the parties shall submit every dispute relating to this Agreement to binding arbitration as follows:

    8.13.1 Selection of Arbitrator.  The Parties shall use reasonable efforts to
           -----------------------
    select a mutually acceptable arbitrator. The arbitrator shall be selected pursuant to the AAA Rules, as defined in Section 8.13.2.

    8.13.2  Qualifications of Arbitrator.  Each arbitrator shall be
            ----------------------------
    knowledgeable about matters affecting the issue(s) for which such arbitrator is appointed (and where applicable, shall be a professional in the matter of dispute) or shall be a former member of the Texas or federal judiciary, and shall be required to meet the qualification requirements of the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"). If prior to rendering a decision an arbitrator resigns or becomes unable to serve, the arbitrator will be replaced using the mechanism set forth herein.

    8.13.3  Suit Prohibited.  No Party will commence or prosecute any suit or
            ---------------
    action against another Party other than as may be necessary to compel arbitration or to enforce the award of an arbitrator.

     8.13.4 Damages.  The arbitrator shall not have any authority to award
            -------
     consequential, exemplary or punitive damages. The sole forum for the arbitration shall be Harris County, Texas, and all hearings shall be conducted in Harris County, Texas.

     8.13.5 Decision. The decision of the arbitrator shall be rendered in
            --------
     writing and shall be final and binding upon the Parties. Any Party shall have the right to entry of judgment, by any court of competent jurisdiction, upon the decision of the arbitrator. Unless declared otherwise by the arbitrator:

            (a) the expenses of arbitration, including compensation to the arbitrator, shall be borne equally by the Parties;

            (b) each Party shall bear the compensation and expenses of its own counsel, witnesses and employees; and

            (c) if the testimony of a witness is obtained by both Parties, the costs associated with obtaining such testimony shall be borne equally between the Parties.

     8.13.6 AAA Rules.  Matters not specifically provided for herein shall be
            ---------
     governed by the AAA Rules.


                                   ARTICLE IX
                                  CLOSING DATE

 9.1 Closing Date.  The parties acknowledge that the transaction to be
     ------------
 consummated pursuant to this Agreement was negotiated and agreed to in contemplation of a Closing to be held on October 29, 1999. In view of the fact that a portion of the consideration to be paid by Buyer to Seller is shares of stock of DESIGN and the Parties desire to prevent the transaction from being impacted by a fluctuation in the market value of the DESIGN stock, the parties agree that the effective date for determining the fair market value of the stock of DESIGN and the effective date of this transaction shall be October 29, 1999.

     IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement in duplicate originals as of the date first herein above written.


COAD SOLUTIONS, INC.                NET INFORMATION SYSTEMS, INC.

By ____________________________     By __________________________
   JEFF SEXTON,                        MARK D. SLOSBERG,
   It's President                      It's President


DESIGN AUTOMATION SYSTEMS, INC.



By ____________________________
   CHARLES LEAVER,
   It's President